UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2003

The Newhall Land and Farming Company
(a California Limited Partnership)

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

1-8885	95-3931727
(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 661-255-4000

Item 5.  Other Events

On September 4, 2003, The Newhall Land and Farming Company (“the Company”) issued a press release announcing that Lennar Corporation and LNR Property Corporation have completed their due diligence in connection with the previously announced acquisition of the Company, and the Lennar/LNR venture has deposited $25 million into escrow as contemplated by the Agreement and Plan of Merger between the Company and the Lennar/LNR venture.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

99 - The Newhall Land and Farming Company press release issued September 4, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

		By:	Newhall Management Limited Partnership,
Managing General Partner

		By:	Newhall Management Corporation,
Managing General Partner

Date:	September 8, 2003	By:	/s/ Donald L. Kimball
Donald L. Kimball
Vice President and Chief Financial
Officer (Principal Financial Officer)

THE NEWHALL LAND AND FARMING COMPANY

INDEX TO EXHIBITS

Exhibit Number	Description

99	The Newhall Land and Farming Company press release issued September 4, 2003